EX-28.b

THIRD AMENDED AND RESTATED

BYLAWS

of

NATIONWIDE VARIABLE INSURANCE TRUST

A Delaware Statutory Trust

(Effective as of August 28, 2020)

These Bylaws may contain any provision not inconsistent with applicable law or the Declaration of Trust. Unless otherwise specified in these Bylaws, capitalized terms used in these Bylaws shall have the meanings assigned to them in the Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be bound by these Bylaws.

ARTICLE I

DEFINITIONS

Section 1.    Whenever used herein the following terms shall have the following meanings:

(a)    “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b)    “Board of Trustees” or “Board” shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV of the Declaration of Trust, having the powers and duties set forth therein;

(c)    “Bylaws” shall mean these Bylaws of the Trust, as amended or restated from time to time in accordance with Article VIII hereof and such Bylaws may contain any provision not inconsistent with applicable law or the Declaration of Trust relating to the governance of the Trust;

(d)    “Certificate of Trust” shall mean the certificate of trust filed on October 1, 2004 with the office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as amended or restated from time to time;

(e)    “Chairperson of the Board” or “Chairperson” shall have the meaning set forth in Article III, Section 9 hereof.

(f)    “Class” shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III of the Declaration of Trust or the applicable provisions of the Original Declaration or the A&R Declaration as in effect at the time of establishment and/or designation;

(g)    “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

(h)    “DSTA” shall mean the Delaware Statutory Trust Act (12 Del. C. §3801, et seq.), as amended from time to time;

(i)    “Declaration of Trust” shall mean the Agreement and Declaration of Trust of the Trust, as amended or restated from time to time;

(j)    “Interested Person” shall have the meaning given that term in the 1940 Act;

(k)    “Investment Adviser” shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) of the Declaration of Trust;

(l)    “Person” shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee, government or any political subdivision, agency or instrumentality thereof or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or business trust;

(m)    ”Series” shall refer to each Series of Shares established and designated under and in accordance with the provisions of Article III of the Declaration of Trust or the applicable provisions of the Original Declaration or the A&R Declaration as in effect at the time of establishment and/or designation;

(n)    “Shares” shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

(o)     “Shareholder” shall mean a record owner of Shares pursuant to the Declaration of Trust and these Bylaws;

(p)    “Trust” shall refer to Nationwide Variable Insurance Trust, the Delaware statutory trust formed pursuant to the Declaration of Trust and the Certificate of Trust filed with the office of the Secretary of State of the State of Delaware and existing pursuant to the Declaration of Trust and these Bylaws; and

(q)    “Trustee” or “Trustees” shall refer to each signatory to the Declaration of Trust as a trustee and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board in accordance with the provisions hereof and the Declaration of Trust, so long as such signatory or other Person continues in office in accordance with the terms hereof and of the Declaration of Trust; and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person’s or Persons’ capacity as a trustee or trustees hereunder and under the Declaration of Trust.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.    PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board or determined in the manner approved by the Board. In the absence of any such designation by the Board, meetings of Shareholders (each, a “Shareholders Meeting”) shall be held at the offices of the Trust. Meetings of Shareholders may also be held by means of conference telephone or other means of communication through which all persons participating in the meeting can hear each other or otherwise communicate (a “Virtual Meeting”), and participation in such a Virtual Meeting shall constitute presence in person or, as applicable, by proxy at the meeting for all purposes.

Section 2.    MEETINGS.

(a)    Call of Meetings.

(i)    A Shareholders Meeting may be called at any time by the Board, by the Chairperson or by the President or any Vice President of the Trust for the purpose of nominating specific persons for election to, or to fill vacancies on, the Board (“Nominations”) and taking action upon any other business matter deemed by the Board to be necessary or desirable (“Business Proposals”, and together with Nominations, “Proposals”).

(ii)    A Shareholders Meeting shall be called by the Chairperson, the President or any Vice President of the Trust by proper written request addressed to the Secretary of the Trust at the primary business address of the Trust from:

(A)    Solely with respect to Nominations or removing a Trustee, Shareholders holding not less than ten (10) percent of the outstanding Shares of the Trust on the date the written request is received at the offices of the Secretary of the Trust; or

(B)    Solely with respect to Business Proposals, Shareholders holding not less than a majority of the outstanding Shares of the Trust on the date the written request is received at the offices of the Secretary of the Trust.

(iii)    In order for a written request of Shareholders for a Shareholders Meeting to be proper, it must include the following information:

(A)     Each requesting Shareholder must certify in the written request that:

(1)    The Shareholder is a Shareholder of record as of the date the written request of the Proposal is received at the offices of the Secretary of the Trust;

(2)    The Shareholder will hold such Shares through the date of the Shareholders Meeting, as it may be adjourned from time to time; and

(3)     The Shareholder is, or will be, entitled to vote at the Shareholders Meeting.

(B)    The written request of Shareholder must include for each of the requesting Shareholders and for each other beneficial owner, if any, on whose behalf the request is made:

(1)    The name and address of the Shareholder as they appear on the books of the Trust and, if different, the current name and address of the Shareholder;

(2)     The name and address of each other beneficial owner, if any, on whose behalf the Proposal is made;

(3)    The Class, Series and number of Shares of the Trust which are owned beneficially and of record by the Shareholder and each beneficial owner, if any, on whose behalf the Proposal is made; and

(4)    The signature of the Shareholder (or its agent) and the date of the signature.

(C)    With respect to Nominations, a written request of Shareholders must include for each nominee:

(1)     The name, age, business address and residence address of the nominee;

(2)    The principal occupation or employment of the nominee;

(3)     The Class, Series and number of Shares of the Trust that are beneficially owned or owned of record by the nominee;

(4)     The nominee’s written consent to nomination and to serving as Trustee if elected;

(5)     A description of any material relationships, including financial transactions and compensation, between the requesting Shareholders and the nominee; and

(6)     A statement by the nominee that he or she does not have, nor will have, any undisclosed voting commitments or other arrangements with respect to his or her actions as a Trustee.

(D)    With respect to Business Proposals, a written request of Shareholders must include:

(1)    A description of the business desired to be brought before the meeting;

(2)    The reasons for conducting such business at the Shareholders Meeting;

(3)     Any material interest that the Shareholders or, to the Shareholders’ knowledge, any other beneficial owners of the Shares, have in the Business Proposal (including any direct or indirect anticipated or then current benefit to the Shareholders or beneficial owners from the Business Proposal); and

(4)    Any agreement that the Shareholders may have with any other Person or Persons in connection with the Business Proposal.

(iv)    Following receipt of a written request of Shareholders for a Shareholders Meeting by the Secretary of the Trust, the Trust shall notify the Shareholders of any deficiencies in the written request or the Proposal. Notwithstanding such deficiencies, the Shareholders’ written request will be deemed proper if the Shareholders resubmit a corrected written request and Proposal to the Secretary of the Trust within twenty (20) calendar days from receipt of the Trust’s deficiency notice.

(v)    For the requesting Shareholders to properly bring a Proposal at a Shareholders Meeting, the following additional requirements must be met:

(A)    The Shareholders making the Proposal shall have promptly provided to the Trust any other information reasonably requested by the Trust;

(B)    The Shareholders must have been Shareholders of record at the time that the written request, and, if any, the corrected written request, for the Proposal was submitted to the Secretary of the Trust and must be Shareholders of record at the time of the Shareholders Meeting;

(C)     The Shareholders must be entitled to vote at the Shareholders Meeting;

(D)    The Trustees must determine that the Proposal is lawful and proper to bring before the Shareholders Meeting;

(E)    The Shareholders or their proxies must attend the Shareholders Meeting and present the Proposal at the Shareholders Meeting, as it may be adjourned from time to time; and

(F)    The requesting Shareholders must pay the Trust in advance the reasonably estimated cost of preparing and mailing the notice, proxy card and proxy statement relating thereto, with respect to each of the Proposals, which an authorized officer of the Trust shall determine and specify to the requesting Shareholders.

(vi)    If Shareholders have made a proper written request for a Shareholders Meeting as provided above, the date for the Shareholders Meeting shall be determined by the Board, the Chairperson, or the President or any Vice President of the Trust. In fixing a date for the Shareholders Meeting, the Board, the Chairperson, or the President or any Vice President of the Trust may consider such factors as he, she or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the Proposal or Proposals to be considered, the facts and circumstances surrounding the request for the Shareholders Meeting and any plans by the Board to call a meeting at a different time; provided that the date for the Shareholders Meeting shall not be more than 180 days after the written request, or, if any, a corrected written request, is delivered to the offices of the Secretary of the Trust; provided further that the requesting Shareholders pay the Trust in advance as specified by the officer of the Trust pursuant to this Article II, Section 2(a)(v)(F).

(b) No Other Business. Notwithstanding anything in these Bylaws to the contrary, no business shall be presented or conducted at any Shareholders Meeting except in accordance with this Article II, Section 2. At any Shareholders Meeting, the Chairperson, the President of the Trust in the absence of the Chairperson, or any Vice President or other authorized officer of the Trust in the absence of the Chairperson and the President, may, if the facts warrant, determine and declare to the Shareholders Meeting that a Proposal was not properly brought before the Shareholders Meeting in accordance with the foregoing provisions of this Article II, Section 2, in which case the defective Proposal shall be disregarded.

Section 3.    NOTICE OF SHAREHOLDERS MEETING. Notice of any Shareholders Meeting shall be given to each Shareholder entitled to vote at such meeting in accordance with Section 4 of this Article II not less than ten (10) days nor more than one hundred and twenty (120) days before the date of the meeting. The notice shall specify (i) the place (or in lieu of a place, the means of remote communication to access a Virtual Meeting by which Shareholders may be deemed to be present in person or, as applicable, by proxy and vote at such meeting), date, and hour of the meeting, and (ii) to the extent required by the 1940 Act, the purpose or purposes thereof.

Section 4.    MANNER OF GIVING NOTICE. Notice of any Shareholders Meeting shall be given either personally or by United States mail, courier, cablegram, telegram, facsimile, or electronic mail, or by press release, posting to a website, or other form of communication to the extent permitted by then current law, charges prepaid, addressed to the Shareholder or to the group of Shareholders at the same address as may be permitted pursuant to applicable laws, or as Shareholders may otherwise consent, at the address of that Shareholder appearing on the books of the Trust or its transfer or other duly authorized agent or provided in writing by the Shareholder to the Trust for the purpose of notice. Notice shall be deemed to be given when delivered personally, deposited in the United States mail or with a courier, or sent by cablegram, telegram, facsimile, or electronic mail. If no address of a Shareholder appears on the Trust’s books or has been provided in writing by a Shareholder, notice shall be deemed to have been duly given without a mailing, or substantial equivalent thereof, if such notice shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that Shareholder to the Trust for the purpose of notice, is returned to the Trust, marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

Section 5.    ADJOURNED MEETING; NOTICE.

(a) Adjournment. Any Shareholders Meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the Chairperson, the President of the Trust, in the absence of the Chairperson, or any Vice President or other authorized officer of the Trust, in the absence of the Chairperson and the President. Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders Meeting prior to adjournment.

(b)    Notice of Adjournment. When any Shareholders Meeting is adjourned to another time or place (or in lieu of a place, adjourned to a Virtual Meeting), written notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment, a new record date is fixed for the adjourned meeting, or unless the adjournment is for more than sixty (60) days after the date of the original meeting, in which case the Board shall give written notice to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 6.    VOTING.

(a)    The Shareholders entitled to vote at any Shareholders Meeting and the Shareholder vote required to take action shall be determined in accordance with the provisions of the Declaration of Trust. Unless determined by the inspector of the meeting to be advisable, the vote on any question need not be by written ballot.

(b)    Unless otherwise determined by the Board at the time it approves an action to be submitted to the Shareholders for approval, Shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the Shareholders vote to the contrary. Notwithstanding the foregoing, an agreement of merger, consolidation, conversion, or reorganization may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger, consolidation, conversion, or reorganization pursuant to Section 3815 of the DSTA and/or pursuant to the Declaration of Trust, these Bylaws, and Section 3806 of the DSTA.

Section 7.    WAIVER OF NOTICE BY CONSENT OF SHAREHOLDER. Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever notice of a Shareholders Meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

Section 8.    PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the Secretary of the Trust, provided that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 8. A proxy shall be deemed executed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic, or electronic transmission (as defined in Section 3806 of the DSTA) or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Shareholder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the Secretary of the Trust prior to the exercise of the proxy or by the Shareholder’s attendance and vote in person at the meeting; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy.

With respect to any Shareholders Meeting, the Board or in case the Board does not act, the President, any Vice President, or the Secretary, may permit proxies by electronic transmission (as defined in Section 3806 of the DSTA), telephonic, computerized, telecommunications, or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the Secretary of the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Section 9.    CONDUCT OF MEETINGS.

(a) Authority to Adopt Guidelines, Rules and Procedures. The Board may adopt guidelines, rules and procedures for the conduct of Shareholders Meetings as it shall deem necessary, desirable or appropriate. Except to the extent inconsistent with any guidelines, rules and procedures adopted by the Board, the Chairperson or other officer presiding over any

Shareholders Meeting shall have the right and authority to prescribe guidelines, rules and procedures and do all acts as, in the judgment of that Chairperson or officer, are necessary, desirable or appropriate for the orderly and proper conduct of the Shareholders Meeting.

(b) Contents of Guidelines, Rules and Procedures. The guidelines, rules and procedures, whether adopted by the Board or prescribed by the Chairperson or officer presiding over the Shareholders Meeting, may include, without limitation:

(i)     The establishment of an agenda or order of business for the Shareholders Meeting;

(ii)     Guidelines, rules and procedures for maintaining order at the Shareholders Meeting and the safety of those present;

(iii)     Limitations on attendance at or participation in the Shareholders Meeting to Shareholders of record, their duly authorized and constituted proxies, or such other Persons as the Chairperson or officer presiding over the Shareholders Meeting shall determine;

(iv)     Restrictions on entry to the Shareholders Meeting after the time fixed for commencement; and

(v)     Limitations on the time allotted to questions or comments by participants.

(c) Parliamentary Procedure Not Required. Unless and to the extent determined by the Board or Chairperson or officer presiding over the Shareholders Meeting, Shareholders Meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10.    INSPECTORS. Before any Shareholders Meeting, the Chairperson, or in the absence of the Chairperson, the President of the Trust, or in the absence of the Chairperson and the President, any Vice President or other authorized officer of the Trust, may appoint any Person, other than nominees for office, to act as inspector at the meeting or any adjournment. If any Person appointed as inspector fails to appear or fails or refuses to act, the Chairperson, or in the absence of the Chairperson, the President of the Trust, or in the absence of the Chairperson and the President, any Vice President or other authorized officer of the Trust, shall appoint a Person to fill the vacancy. Such appointments may be made by such officers in person or by telephone.

The inspector shall:

(a)    determine the number of Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)    receive votes or ballots;

(c)    hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)    count and tabulate all votes;

(e)    determine when the polls shall close;

(f)    determine the result of voting; and

(g)    do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE III

TRUSTEES

Section 1.    VACANCIES.

(a)    Whenever a vacancy in the Board shall occur (by reason of death, resignation, removal, retirement or inability otherwise to serve, an increase in the authorized number of Trustees or other cause), until such vacancy is filled as provided herein or the number of authorized Trustees constituting the Board is decreased pursuant to Article IV, Section 1 of the Declaration of Trust, the Trustee(s) then in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust and these Bylaws as though such number constitutes the entire Board.

(b)    Vacancies in the Board may be filled by not less than a majority vote of the Trustee(s) then in office, regardless of the number and even if less than a quorum and a Shareholders Meeting shall be called for the purpose of electing Trustees if required by the 1940 Act. Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its Shares as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of each of the Trustees who is not an “interested person” (as defined in the 1940 Act) of the Trust, any Investment Adviser or the principal underwriter of the Trust (“Interested Person”) shall be, and is, committed to the discretion of the Trustees remaining in office who are not Interested Persons. A Trustee chosen to fill a vacancy shall hold office until the next election when such Trustee’s successor is duly elected and qualified, unless prior thereto such Trustee for any reason ceases to serve as a Trustee. An appointment of a Trustee may be made by the Trustees then in office, in anticipation of a vacancy to occur by reason of death, resignation, removal, retirement or inability otherwise to serve, an increase in the authorized number of Trustees or other cause, to be effective at a later date, provided that said appointment shall become effective only at the time, or after, the expected vacancy occurs.

(c)    In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser that has the greatest amount of assets of the Trust under management shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee. In such case, the authorized officer of the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons shall be no less than that required by the 1940 Act. Upon the qualification of such Trustees, the authorized officer of the Investment Adviser shall resign as Trustee and a Shareholders Meeting shall be called, as required by the 1940 Act, for the election of Trustees.

Section 2.    PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board may be held at any place within or outside the State of Delaware that is designated from time to time by the Board, the Chairperson, or in the absence of the Chairperson, the President of the Trust, or in the absence of the Chairperson and the President, any Vice President or other authorized officer of the Trust. In the absence of such a designation, regular meetings shall be held at the offices of the Trust. Any meeting, regular or special, may be held, with respect to one or more participating Trustees, by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

Section 3.    REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as shall from time to time be fixed by the Board, the Chairperson, or in the absence of the Chairperson, the President of the Trust, or in the absence of the President, any Vice President or other authorized officer of the Trust. Regular meetings may be held without notice.

Section 4.    SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the Chairperson, or in the absence of the Chairperson, the President of the Trust, or in the absence of the Chairperson and the President, any Vice President or other authorized officer of the Trust.

Notice of the purpose, time and place of special meetings (or of the time and place for each regular meeting for which notice is given) shall be given personally, sent by first-class mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee’s address as has been provided to the Trust for purposes of notice; provided, that, in case of a national, regional or local emergency or disaster, that prevents such notice, such notice may be given by any means available or need not be given if no means are available. In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held. In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the offices of the Trust.

Section 5.    WAIVER OF NOTICE. Whenever notice is required to be given to a Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting. All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting. Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.    ADJOURNMENT. A majority of the Trustees present at a meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place. Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 7.    NOTICE OF ADJOURNMENT. Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days after the date of the original meeting, notice of the adjourned meeting shall be given to each Trustee.

Section 8.    COMPENSATION OF TRUSTEES. Trustees may receive from the Trust reasonable compensation for their services and reimbursement of reasonable expenses as may be determined by the Board. This Section 8 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.

Section 9.    CHAIRPERSON OF THE BOARD. The chairperson of the Board shall be a Trustee who is a Disinterested Trustee and shall be elected by vote of the majority of the Disinterested Trustees then in office. The chairperson of the Board shall preside at all meetings of the Board and shall have such other powers and duties as may be prescribed by the Board or as provided in the Declaration of Trust or these By-Laws. In the absence of the chairperson of the Board at a meeting of the Board, a Disinterested Trustee chosen by the Disinterested Trustees present at the meeting of the Board shall preside at the meeting of the Board.

ARTICLE IV

COMMITTEES

Section 1.    COMMITTEES OF TRUSTEES. The Board may, by vote of a majority of all Trustees, designate one or more committees of the Board, each consisting of two (2) or more Trustees (except to the extent otherwise provided in Section 4 of Article VII of the Declaration of Trust), to serve at the pleasure of the Board. The Board may, by vote of a majority of all Trustees, designate one or more Trustees as alternate members of any such committee who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have such authority as delegated to it by the Board from time to time, except with respect to:

(a)    the approval of any action which under the Declaration of Trust, these Bylaws or applicable law also requires Shareholder approval or requires approval by a majority of the entire Board or certain members of the Board;

(b)    the filling of vacancies on the Board or on any committee thereof; provided however, that such committee may nominate Trustees to fill such vacancies, subject to the Trust’s compliance with the 1940 Act and the rules thereunder;

(c)    the amendment, restatement or repeal of the Declaration of Trust or these Bylaws or the adoption of a new Declaration of Trust or new Bylaws;

(d)    the amendment or repeal of any resolution of the Board; or

(e)    the designation of any other committee of the Board or the members of such committee.

Section 2.    MEETINGS AND ACTION OF BOARD COMMITTEES. Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article IV of the Declaration of Trust and Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board or such committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may from time to time adopt other rules for the governance of any committee.

Section 3.    ADVISORY COMMITTEES. The Board may appoint one or more advisory committees comprised of such number of individuals appointed by the Board who may meet at such time, place and upon such notice, if any, as determined by the Board. Such advisory committees shall have no power to require the Trust to take any specific action.

ARTICLE V

OFFICERS

Section 1.    OFFICERS. The officers of the Trust shall be a President, which shall be the chief executive officer, a Secretary, a Treasurer, and a Chief Compliance Officer. The Trust may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, who shall have such authority and perform such duties as are provided in the Declaration of Trust, these Bylaws or as the Board, or to the extent permitted by the Board, as the President, may from time to time determine. Any number of offices may be held by the same person, except the offices of President and Vice President.

Section 2.    APPOINTMENT OF OFFICERS. The officers of the Trust shall be appointed by the Board, or, to the extent permitted by the Board, by the President, and each shall serve at the pleasure of the Board, or, to the extent permitted by the Board, and except for the Chief Compliance Officer, at the pleasure of the President, subject to the rights, if any, of an officer under any contract of employment.

Section 3.    REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Board, by the President; provided, that only the Board may remove the Chief Compliance Officer of the Trust, whether with or without cause.

Any officer may resign at any time by giving written notice to the Trust. Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 4.    VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, incapacity or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 5.    PRESIDENT. Subject to the supervisory powers, if any, as may be given by the Board to the Chairperson, if a Chairperson is appointed, the President shall, subject to the control of the Board, have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board, as provided in the Declaration of Trust or these Bylaws, including general supervision, direction and control of the business and the officers of the Trust.

Section 6.    VICE PRESIDENTS. In the absence, resignation, removal, incapacity or death of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or if not ranked, a Vice President designated by the Board, shall exercise all the powers and perform all the duties of, and be subject to all the restrictions upon, the President until the President’s return, his incapacity ceases or a new President is appointed. Each Vice President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board or the President, or as provided in the Declaration of Trust or these Bylaws.

Section 7.    SECRETARY. The Secretary shall keep or cause to be kept at the offices of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions (including consents) of the Board, committees of the Board and Shareholders. The Secretary shall keep a record of the time and place of such meetings, whether regular or special, and if special, how such meeting was authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of Shares present or represented by proxy at Shareholders Meetings, and the proceedings.

The Secretary shall cause to be kept at the offices of the Trust or at the office of the Trust’s transfer or other duly authorized agent, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, Series and Classes (if applicable) of Shares held by each, the number and date of certificates, if any, issued for such Shares and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all Shareholders Meetings and meetings of the Board required by the Declaration of Trust, these Bylaws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or the President of the Trust, or as provided in the Declaration of Trust or these Bylaws.

Section 8.    TREASURER. The Treasurer shall be responsible for general supervision over the care and custody of the funds, securities, and other valuable effects of the Trust (and every

Series and Class thereof) and shall deposit the same or cause the same to be deposited in the name of the Trust (or the applicable Series or Class thereof) in such depositories as the Board may designate; shall disburse the funds of the Trust under the supervision of the Board; shall have supervision over the accounts of all receipts and disbursements of the Trust; shall have the power and authority to perform the duties usually incident to the office of the Treasurer of a corporation and those duties as may be assigned to him from time to time by the Board.

Section 9.    CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be the chief officer of the Trust that is responsible for the compliance of the Trust with the federal securities laws and, particularly, Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of compliance by the Trust with the federal securities laws and the compliance policies and procedures of the Trust. The compensation of the Chief Compliance Officer shall be set by the Board and the Board shall have exclusively the power to hire and remove the Chief Compliance Officer. The Chief Compliance Officer shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1 under the 1940 Act.

ARTICLE VI

RECORDS AND REPORTS

Section 1.    MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number, Series, if any, and Classes, if any, of Shares held by each Shareholder. Such records may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 2.    MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BYLAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these Bylaws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3.    MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes shall be kept in written hard copy form and the accounting books and records shall be kept either in written hard copy form or in any other form capable of being converted into written hard copy form.

If information is requested by a Shareholder, the Board, or, in case the Board does not act, the President, any Vice President or the Secretary, shall establish reasonable standards governing, without limitation, the nature and extent of information and documents to be furnished and the timing, location, and cost of furnishing such information and documents upon reasonable demand of a Shareholder. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents. No Shareholder shall be entitled to any information or documents belonging to the Trust, any Series or any Class thereof, other than for a purpose reasonably related to such Shareholder’s interest as a Shareholder. The provision of any information within ten (10) business days of a reasonable demand shall be deemed reasonable.

The Board, or, in case the Board does not act, the President, any Vice President or the Secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable, any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4.    INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII

GENERAL MATTERS

Section 1.    CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as the Board from time to time shall determine.

Section 2.    CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in the Declaration of Trust and these Bylaws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series thereof and this authority may be general or confined to specific instances.

Section 3.    CERTIFICATES FOR SHARES. A certificate or certificates for Shares may be issued to Shareholders at the discretion of the Board. All certificates shall be signed in the name of the Trust by the Trust’s President or Vice President, and by the Trust’s Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the Series and Classes thereof, if any, owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer or transfer or other duly authorized agent who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer or transfer or other duly authorized agent before such certificate is issued, it may be issued by the Trust with the same effect as if such Person were an officer or transfer or other duly authorized agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4.    LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Board and the Trust secured by a bond or other adequate security sufficient to protect the Trust and the Board against any claim that may be made against either, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5.    REPRESENTATION OF SHARES OF OTHER PERSONS HELD BY TRUST. The Trust’s President or any Vice President or any other Person authorized by the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust, or any Series thereof, any and all shares of, or interests in, any corporation, partnership, trust, or other Person, foreign or domestic, standing in the name of the Trust, or such Series thereof. The authority granted may be exercised in person or by a proxy duly executed by such authorized Person.

Section 6.    TRANSFERS OF SHARES. Shares are transferable, if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose name such Shares are registered, or by the Person’s duly authorized attorney-in-fact or representative. Shares represented by certificates shall be transferred on the record books of the Trust from Person to Person upon surrender for cancellation of the certificates, for the same number of Shares of the same Series and Classes, if any, represented on the certificates, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Trust or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares, such uncertificated Shares shall be transferred on the record books of the Trust to the Person or Persons entitled thereto, or certificates for such Shares shall be made to the Person or Persons entitled thereto and the transaction shall be recorded upon the record books of the Trust. The Trust, its transfer agent or other duly authorized agents, in their sole discretion, may refuse any requested transfer of Shares, or request additional evidence of authority for such transfer to safeguard the assets or interests of the Trust or of the Shareholders of the Trust. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, its transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.

Section 7.    HOLDERS OF RECORD. The record books of the Trust as kept by the Trust, its transfer agent or other duly authorized agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust and as to the number, Series and/or Classes, if any, of Shares held from time to time by each such Shareholder. The Trust shall be entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

Section 8.    FISCAL YEAR. The fiscal year of the Trust, and each Series thereof, if any, shall be determined by the Board.

Section 9.    HEADINGS; REFERENCES. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA, the Code or the 1940 Act or the rules or regulations adopted thereunder shall refer to such sections, rules or regulations as amended from time to time or any successor sections, rules or regulations thereof. The terms “include,” “includes,” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”

Section 10.    APPLICABLE LAW. These Bylaws are created under and are to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code. The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust. Notwithstanding the foregoing, (a) all matters which are not specifically addressed in the Declaration of Trust, in these Bylaws or in the DSTA (other than DSTA Section 3809), or as to which an ambiguity exists, shall be governed by the DGCL, and judicial interpretations thereunder, as if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation and (b) there shall not be applicable to the Trust, the Trustees, the Shareholders or any other Person or to the Declaration of Trust or these Bylaws (i) the provisions of Sections 3533, 3540 and 3583(a) of Title 12 of the Delaware Code or (ii) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which relate to or regulate (A) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (B) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (C) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (D) fees or other sums payable to trustees, officers, agents or employees of a trust, (E) the allocation of receipts and expenditures to income or principal, (F) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (G) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in the Declaration of Trust or these Bylaws. The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust.

Section 11.    PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(a)    The provisions of these Bylaws are severable, and if the Board shall determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these Bylaws from the time when such provisions became in conflict with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

(b)    If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

ARTICLE VIII

AMENDMENTS

Section 1.    AMENDMENT BY SHAREHOLDERS. These Bylaws may be amended, restated or repealed or new Bylaws may be adopted by the affirmative vote of a majority of votes cast at a Shareholders Meeting called for that purpose where a quorum of Shareholders of the Trust is present.

Section 2.    AMENDMENT BY TRUSTEES. These Bylaws may also be amended, restated or repealed or new Bylaws may be adopted by the Board, by a vote of the Board as set forth in Article IV, Section 3(c ) of the Declaration of Trust.

Section 3.    OTHER AMENDMENT. Subject to the 1940 Act, these Bylaws may also be amended pursuant to Article VIII, Section 2(a) of the Declaration of Trust and Section 3815(f) of the DSTA.

Original adopted: September 30, 2004

Amended and Restated adopted: October 28, 2004

Second Amended and Restated adopted: June 17, 2009

Third Amended and Restated adopted: August 28, 2020